POWER OF ATTORNEY

Each of the undersigned constitutes and appoints Michael G. Clarke, Daniel J. Beckman, Michael E. DeFao, Ryan C. Larrenaga, Joseph D’Alessandro, Megan E. Garcy, Brian D. McCabe, George M. Silfen and Bruce Rosenblum, each individually, as his or her true and lawful attorney-in-fact and agent (each an “Attorney-in-Fact”), with full power to each of them to sign for me and in my name, in my capacity as a trustee of Columbia Funds Series Trust II, the following registration statements on Form N-14 and any and all amendments thereto filed with the Securities and Exchange Commission in connection with the acquisition of the assets and the assumption of the liabilities by the indicated series of Columbia Funds Series Trust II of the series of BMO Funds, Inc. indicated below:

Target Fund	Acquiring Fund

BMO Dividend Income Fund	Columbia Integrated Large Cap Value Fund

BMO Large-Cap Value Fund	Columbia Integrated Large Cap Value Fund

BMO Low Volatility Equity Fund	Columbia Integrated Large Cap Value Fund

BMO Large-Cap Growth Fund	Columbia Integrated Large Cap Growth Fund

BMO Small-Cap Growth Fund	Columbia Integrated Small Cap Growth Fund

BMO Pyrford International Stock Fund	Columbia Pyrford International Stock Fund

BMO Ultra Short Tax-Free Fund	Columbia Ultra Short Municipal Bond Fund

This Power of Attorney authorizes the above individuals to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Dated the 13th day of August, 2021.
/s/ George S. Batejan	Trustee
George S. Batejan

/s/ Kathleen A. Blatz	Trustee
Kathleen A. Blatz

/s/ Pamela G. Carlton	Trustee
Pamela G. Carlton

/s/ Janet Langford Carrig	Trustee
Janet Langford Carrig

/s/ J. Kevin Connaughton	Trustee
J. Kevin Connaughton

/s/ Olive M. Darragh	Trustee
Olive M. Darragh

/s/ Patricia M. Flynn	Trustee
Patricia M. Flynn

/s/ Brian J. Gallagher	Trustee
Brian J. Gallagher

/s/ Douglas A. Hacker	Trustee
Douglas A. Hacker

/s/ Nancy T. Lukitsh	Trustee
Nancy T. Lukitsh

/s/ David M. Moffett	Trustee
David M. Moffett

/s/ Catherine James Paglia	Trustee
Catherine James Paglia

/s/ Christopher O. Petersen	Trustee
Christopher O. Petersen

/s/ Anthony M. Santomero	Trustee
Anthony M. Santomero

/s/ Minor M. Shaw	Trustee
Minor M. Shaw

/s/ Natalie A. Trunow	Trustee
Natalie A. Trunow

/s/ Sandra Yeager	Trustee
Sandra Yeager